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                                                                    Exhibit 10.1


                                 AMENDMENT NO. 4

     THIS AMENDMENT NO. 4 dated as of June 28, 2002 (this "Amendment") to the Credit Agreement referenced below is by and among TRIAD HOSPITALS, INC., a Delaware corporation (the "Borrower"), and Bank of America, N.A., as Administrative Agent on behalf of itself and the Lenders.

                               W I T N E S S E T H

     WHEREAS, a $1.2 billion credit facility was established in favor of the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of April 27, 200l (as amended and modified from time to time, the "Credit Agreement") among the Borrower, the lenders identified therein, Merrill Lynch & Co., as Syndication Agent, The Chase Manhattan Bank and Citicorp USA, Inc., as Co-Documentation Agents, and Bank of America, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

     WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment for and on their behalf;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

     2.   Amendments. The Credit Agreement is amended in the following respects:

     2.1 In Section 1.1, the following definitions are amended in their entirety to read as follows:

          "Debt Transaction" means, with respect to any member of the Consolidated Group, any issuance of Subordinated Debt in accordance with Section 9.1(i) not constituting a refinancing in accordance with
          Section 9.8(d).

          "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any incurrence of Subordinated Debt permitted under Section 9.1 or Section 9.8, (ii) any Asset Disposition (other than the Approved Asset Dispositions or the QHR Disposition) permitted under Section 9.5 if the aggregate net book value of the assets sold, leased or otherwise disposed of in any Asset Disposition exceeds $5 million or (iii) any Acquisition permitted under Section 9.4 if the aggregate consideration (including cash consideration and the fair value of any non-cash consideration and indebtedness assumed) therefor exceeds $5 million, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated Senior Leverage Ratio and Consolidated Net Worth as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

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               "Revolving Loan" shall have the meaning assigned to such term in
               Section 2.1(a) and, for purposes of Section 3.3(c), shall include any additional tranches of Revolving Loans permitted pursuant to
               Section 9.1(a).

               "Subordinated Debt" means (i) the Senior Subordinated Notes and
               (ii) any other Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the loans and obligations under the Credit Agreement and the other Credit Documents on the terms and conditions and evidenced by documentation satisfactory to the Administrative Agent.

               "Term Loans" means the Tranche A Term Loan, the Tranche B Term Loan and, for purposes of Section 3.3(c), any additional tranches of Term Loans permitted pursuant to Section 9.1(a).

     2.2 In Section 1.1 clause (iii) the definition of "Excluded Property" is amended to read as follows:

               (iii)    which has a fair market value of less than $15 million.

     2.3 In Section 1.1, clauses (iv) and (vii) of the definition of "Permitted Acquisitions" are amended, respectively, to read as follows:

               (iv) if the aggregate consideration (including cash consideration and the fair value of any non-cash consideration and indebtedness assumed) for such Acquisition exceeds $5 million, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the covenants set forth in Section 8.11;

               (vii) if after giving effect to such Acquisition the Consolidated Total Leverage Ratio will be greater than 3.25:1.0 on a Pro
               Forma Basis, the aggregate consideration (including cash consideration and the fair value of any non-cash consideration and indebtedness assumed) paid in connection with all Acquisitions in any fiscal year shall not exceed an amount equal to the sum of (A) $100 million, plus (B) the portion of Net Proceeds from Asset Dispositions not required as a mandatory prepayment under Section 3.3(b)(ii) up to $50 million (to the extent not used in connection with a previous Permitted Acquisition), plus (C) the portion of Net Proceeds from Debt Transactions not required as a mandatory prepayment on the Loans hereunder under Section 3.3(b)(iii) (to the extent not used in connection with a previous Permitted Acquisition or the prepayment, redemption, defeasance or acquisition of Indebtedness permitted under Section 9.8(d)), plus (D) the portion of Net Proceeds from Equity Transactions not required as a mandatory prepayment on the Loans hereunder under Section 3.3(b)(iv) (to the extent not used in connection with a previous Permitted Acquisition, Capital Expenditures permitted under Section 8.11(f) or the prepayment, redemption, defeasance or acquisition of Indebtedness permitted under Section 9.8(d)), minus (E) the amount expended pursuant to clause (xi) of the definition of Permitted Investments in the twelve (12) months preceding any such Acquisition); provided, however, with respect to any Acquisition, if the Consolidated Total Leverage Ratio as of the end of the immediately preceding fiscal quarter determined on a Pro Forma Basis giving effect to such Acquisition (and any other Acquisition consummated after the end of the immediately preceding fiscal quarter) is

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               less than or equal to 3.25:1.0, then such Acquisition shall not be included in any calculation of the limitations set forth in this clause (vii);

          2.4 In Section 1.1 in the definition of "Permitted Investments", clause (xvii) is renumbered as (xviii), a new clause (xvii) is added and clauses (vi), (xvi) and (xviii) are amended, respectively, to read as follows:

               (vi) advances or loans to customers and suppliers in the ordinary course of business that do not exceed $25 million at any time outstanding;

               (xvi) Investments by members of the Consolidated Group (other than Exempt Subsidiaries) made in any Exempt Subsidiary after the date it is designated as an Exempt Subsidiary provided that on the date such Investment is made (and after giving effect to such Investment), the aggregate assets of all Exempt Subsidiaries do not exceed twenty percent (20%) of the consolidated assets of the Consolidated Group;

               (xvii) deposits made by members of the Consolidated Group in connection with self-retention or self-insurance of general liability, medical malpractice, professional liability, property or workers' compensation liability which are required by providers of general liability, medical malpractice, professional liability, property or workers' compensation insurance to members of the Consolidated Group; and

               (xviii) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed at any time three percent (3%) of the consolidated assets of the Consolidated Group at such time.

         2.5   In Section 1.1, in the definition of "Permitted Liens" clauses
 (xvii) and (xviii) are renumbered as clauses (xix) and (xx), clause (vi) is amended as hereafter provided, and new clauses (xvii) and (xviii) are added to read as follows:

               (vi) Liens incurred or deposits made by any member of the Consolidated Group in connection with any self-retention or self-insurance of general liability, medical malpractice, professional liability, property or workers' compensation liability by such members of the Consolidated Group with respect to general liability, medical malpractice, professional liability, property or workers' compensation which are required by providers of general liability, medical malpractice, professional liability, property or workers' compensation insurance to the members of the Consolidated Group;

               (xvii) Liens securing Indebtedness permitted under Section 9.1(h), provided that such Liens cover specific Property of the Credit Parties and are not blanket Liens;

               (xviii) Liens securing obligations not otherwise permitted by the foregoing clauses, provided that (A) the aggregate amount of obligations secured by such Liens shall not exceed $10 million and (B) such Liens cover specific Property of the Credit Parties and are not blanket Liens;

         2.6 In Section 1.1, the second sentence of the definition of "Pro Forma Basis" is amended to read as follows:

               As used herein, "transaction" shall mean (i) any merger or consolidation permitted under Section 9.4, (ii) any Asset Disposition permitted under Section 9.5, (iii) any Acquisition

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                  permitted under the definition of "Permitted Acquisition",
                  (iv) any merger, consolidation, Asset Disposition or Acquisition occurring in any applicable period prior to the Closing Date, (v) any Debt Transaction and (vi) any Equity Transaction.

         2.7 In Section 1.1, the definition of "Pro Forma Basis" is amended to delete the "and" at the end of clause (A) thereof, to replace the "." at the end of clause (B) thereof with "; and" and to add a new clause (C) thereto to read as follows:

                  (C) for purposes of any such calculation in respect of any such Debt Transaction or Equity Transaction, any Indebtedness retired concurrent with the consummation of such Debt Transaction or Equity Transaction shall be excluded and deemed to have been retired as of the first day of the applicable period.

         2.8 In the second paragraph of Section 1.3, the "and" at the end of clause (i) thereof is replaced with "," and the "." at the end of clause (ii) thereof is replaced with the following:

                  and (iii) in connection with any Debt Transaction or Equity Transaction, any Indebtedness retired concurrent with the consummation of such Debt Transaction or Equity Transaction shall be excluded and deemed to have been retired as of the first day of the applicable period.

         2.9 The LOC Committed Amount as referenced and defined in Section 2.1(b) is increased from $50 million to $100 million.

         2.10     The Swingline Committed Amount as referenced and defined in
Section 2.1(c) is increased from $20 million to $30 million.

         2.11 In Section 2.2(a)(iii) the reference to "11:00 A.M. (Charlotte, North Carolina time)" is amended to read "12:00 Noon (Charlotte, North Carolina time)".

         2.12 In Section 3.3(b), clauses (iii) and (iv) thereof are amended, respectively, to read as follows:

                  (iii) Debt Transactions. In connection with any Debt Transaction, to the extent the aggregate Net Proceeds from all Debt Transactions consummated after the date of the Fourth Amendment to Credit Agreement exceed $100 million, the Loans shall be prepaid as hereafter provided in an amount equal to the percentage shown below of such Net Proceeds in excess of $100 million based on the Consolidated Total Leverage Ratio after giving effect to such Debt Transaction and the application of proceeds in connection therewith on a Pro Forma
                  Basis:


                                                   Percentage of Net Proceeds in
                        Consolidated Total            excess of $100 million
                          Leverage Ratio            to be applied as Prepayment


                         ****4.0:l.0                                  100%
                   ****3.5:l.0 but *4.0:l.0                            75%
                            *3.5:l.0                                   50%

                  (iv) Equity Transactions. In connection with any Equity Transaction, the Loans shall be prepaid as hereafter provided in an amount equal to the percentage shown below of

****  greater than or equal to sign
* less than sign

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                  Net Proceeds therefrom based on the Consolidated Total
                  Leverage Ratio after giving effect to such Equity Transaction and the application of proceeds in connection therewith on a Pro Forma Basis:

                           Consolidated Total     Percentage of Net Proceeds
                             Leverage Ratio       to be applied as Prepayment

                             ***3.0:1.0                       50%
                            ****3.0:1.0                       25%

         2.13 Section 3.3(c) is hereby amended to delete all references to "the Tranche A Term Loan and the Tranche B Term Loan" therein, and replace "the Term Loans" therefor.

         2.14 Clauses (c) and (e) of Section 8.1 are amended to read as follows:

                  (c)   [Reserved].

                  (e) Annual Business Plan and Budgets. By the 15th day of the first month of each fiscal year of the Borrower, an annual business plan and budget of the members of the Consolidated Group containing, among other things, pro forma financial statements for the coming fiscal year.

         2.15     Clause (f) of Section 8.11 is amended to read as follows:

                  (f) Capital Expenditures. Consolidated Capital Expenditures for each fiscal year shall not exceed an amount equal to the sum of (i) $375 million plus (ii) the unused amount available for Consolidated Capital Expenditures under this Section
                  8.11 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year), plus (iii) the amount of any Net Proceeds from Asset Dispositions permitted to be retained by the Borrower pursuant to Section 3.3(b)(ii)(B) to the extent that the Borrower applies such amount to Consolidated Capital Expenditures within twelve (12) months of the date of such Approved Asset Disposition, plus (iv) the amount of any Net Proceeds from Equity Transactions permitted to be retained by the Borrower pursuant to Section 3.3(b)(iv) (to the extent not used in connection with any Permitted Acquisition or the prepayment, redemption, defeasance or acquisition of Indebtedness permitted under Section 9.8(d)), plus (v) the amount of any Consolidated Capital Expenditures which constitute Permitted Acquisitions hereunder.

         2.16 In the proviso at the end of Section 8.12, the reference to "16% of the consolidated assets of the Consolidated Group" is hereby amended to read "twenty percent (20%) of the consolidated assets of the Consolidated Group".

         2.17 The second sentence in the second paragraph of Section 8.13 is amended in its entirety to read as follows:

                  Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Section 5.1(r)) at its own expense as requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien to secure such party's obligations under the Credit Documents in that portion of the collateral that is required to be pledged pursuant to this Section 8.13, subject in each case only to Permitted Liens.

______________
***  greater than sign
**** less than or equal to sign

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         2.18  In Section 9.1, clauses (a) and (g) are amended to read as follows, clauses (h) and (i) are renumbered as clauses (l) and (m) and new clauses (h), (i), (j) and (k) are added, to read as follows:

               (a) Indebtedness existing or arising under this Credit Agreement or the other Credit Documents, including establishment of additional tranches of Indebtedness under the Credit Agreement (the specific terms and mechanics of which would be the subject of a separate amendment to this Credit Agreement), provided that in the case of establishment of any such additional tranche the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such additional Indebtedness (assuming, in the case of a delayed draw term loan or revolving loan facility or similar facility, that the entire amount available under such tranche is advanced on date established) on a Pro Forma Basis, the Borrower shall be in compliance with all of the covenants set forth in
               Section 8.11;

               (g) the Senior Notes in an aggregate principal amount up to $700.0 million and other unsecured Funded Debt in an aggregate outstanding principal amount of up to $25 million at any time;

               (h) other secured Funded Debt in an aggregate principal amount of up to $25 million at any time;

               (i) Subordinated Debt, provided that (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Subordinated Debt on a Pro Forma Basis, the Borrower shall be in compliance with all of the covenants set forth in Section 8.11,
               (ii) the aggregate principal amount of such Subordinated Debt shall not exceed an amount equal to the sum of (A) $300 million plus (B) if the Consolidated Total Leverage Ratio is less than 3.25:1.0 as of the end of the immediately preceding fiscal quarter, the amount of Subordinated Debt that would cause the Consolidated Total Leverage Ratio to be equal to 3.25:1.0 as of the end of the immediately preceding fiscal quarter determined on a Pro Forma Basis after giving effect to such Subordinated Debt (and any other Subordinated Debt consummated after the end of the immediately preceding fiscal quarter), and (iii) the Borrower shall prepay the Loans with the Net Proceeds of such Subordinated Debt to the extent required under Section 3.3(b)(iii);

               (j) Subordinated Debt that refinances other Subordinated Debt to the extent permitted under Section 9.8(d); and

               (k) guaranty obligations in respect of patient receivables sold, assigned, turned over, conveyed or otherwise disposed of to collection agencies or other third parties, provided that the aggregate amount of the obligations guarantied shall not exceed $25 million at any time outstanding.

         2.19 In Section 9.5(iv), clause (F) thereof is deleted in its entirety, the word "and" is added immediately before clause (E) thereof and clause (E) thereof is amended to read as follows:

               (E) if the net book value of the assets sold, leased or otherwise disposed of in any Asset Disposition exceeds $5 million, the Borrower shall have demonstrated compliance with the financial covenants hereunder on a Pro Forma Basis after giving effect to the disposition and shall have delivered to the Administrative Agent a Pro Forma

                  Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith.

         2.20 In clause (d) of Section 9.8, the proviso at the end thereof is amended to read as follows:

                  provided, however, that the Borrower may refinance Subordinated Debt with Subordinated Debt that has terms that are not materially less favorable to the Borrower and its Subsidiaries and has a weighted average maturity that is greater than that of the Subordinated Debt being refinanced so long as the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such refinancing on a Pro Forma Basis, the Borrower shall be in compliance with all of the covenants set forth in Section 8.11;
                  provided, further, that to the extent any Net Proceeds received from any Debt Transaction or Equity Transaction are not required to be applied towards the prepayment of the Loans under Section 3.3(b)(iii) and (iv) (and are not otherwise used in connection with any Permitted Acquisition or Capital Expenditures permitted under Section 8.11(f)), the Borrower may use such Net Proceeds to repurchase, defease or reacquire the Senior Notes and the Senior Subordinated Notes.

         2.21     Section 9.15 is amended to read as follows:

                  9.15 [Reserved].

         3. The Guarantors join in the execution of this Amendment for purposes of acknowledging and consenting to the terms of this Amendment and reaffirming their guaranty obligations under the Guaranty Agreement.

         4. The Borrower affirms that the representations and warranties in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period or date and except to the extent that changes in facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement).

         5. This Amendment shall be effective upon receipt by the Administrative Agent of the following:

                  (a) executed copies of Consents from the requisite Lenders, and executed signature pages to this Amendment from each of the parties hereto; and

                  (b) the amendment fee payable to the Lenders consenting to this Amendment and any other fees payable in connection with this Amendment.

         6. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         7. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         9. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:                              TRIAD HOSPITALS, INC.,
                                       a Delaware corporation

                                       By: /s/ James R. Bedenbaugh
                                           -------------------------------------
                                       Name: JAMES R. BEDENBAUGH
                                       Title: SENIOR VICE PRESIDENT & TREASURER

ADMINISTRATIVE AGENT:                  BANK OF AMERICA, N.A.,
                                       as Administrative Agent and on
                                       behalf of the Lenders

                                       By:______________________________________
                                       Name:
                                       Title:

Consented to by:

GUARANTORS:                            [TO BE ADDED]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:                                   TRIAD HOSPITALS, INC.,
                                            a Delaware corporation

                                            By:_________________________________
                                            Name:
                                            Title:

ADMINISTRATIVE AGENT:                       BANK OF AMERICA, N.A.,
                                            as Administrative Agent and on
                                            behalf of the Lenders


                                            By: /s/ Kevin R. Wagley
                                               ---------------------------------
                                            Name:  Kevin R. Wagley
                                            Title: Principal


Consented to by:

GUARANTORS:                                 [TO BE ADDED]

                           CONSENT TO AMENDMENT NO. 4
                             TRIAD HOSPITALS, INC.

June 28, 2002

Bank of America, N.A., as Administrative Agent
1455 Market Street
CA5-701-05-19
San Francisco, CA 94103
Attention: Kevin Ahart
Facsimile: (415) 503-5000

Re: Amended and Restated Credit Agreement dated as of April 27, 2001 (as amended and modified, the "Credit Agreement") among Triad Hospitals, Inc., a Delaware corporation, as Borrower, the lenders identified therein, Merrill Lynch & Co., as Syndication Agent, The Chase Manhattan Bank and Citicorp USA, Inc., as Co-Documentation Agents, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

        Amendment No. 4 dated as of June 28, 2002 (the "Subject Amendment") to the Credit Agreement

Ladies and Gentlemen:

This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that the Borrower may rely upon such authorization.

Very truly yours,

____________________________
      [Name of Lender]

By:_________________________
Name:
Title: